Docusign Envelope ID: 6F0BF196-A564-4E5E-8112-2A410FA8E226
FIRST AMENDMENT TO MASTER SERVICES AGREEMENT

THIS FIRST AMENDMENT TO MASTER SERVICES AGREEMENT (this “Amendment”) is entered into as of the date of the last signature hereto, by and among Frontier Airlines Holdings, Inc.
(“Company”), U.S. Bank National Association (“U.S. Bank”), U.S. Bank National Association, acting through its Canadian branch (“U.S. Bank Canada”), Elavon Canada Company (“Elavon Canada”) and Elavon, Inc. (together with U.S. Bank, U.S. Bank Canada, and Elavon Canada, the “Provider”).
RECITALS
A.Company and Provider are parties to a certain Master Services Agreement dated as of April 25, 2023 (as amended, supplemented, or otherwise modified from time to time, the “Agreement”).
B.As of the date of this Amendment, the Parties have not reached an agreement with respect to an amendment to the Agreement that provides for a limit on the amount of Provider’s Gross Exposure, which is required for Provider to continue processing Transactions for Company on the same terms and conditions provided for in the Agreement.
C.The Parties desire to amend certain terms of the Agreement as set forth herein.

NOW, THEREFORE, IT IS HEREBY AGREED by and between the Parties as follows:
2.Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.
3.Amendments. The following amendment is made to the Agreement:
(b) Termination. Section 4(b) of the Agreement is deleted and replaced with the following:
“(b)    Provider may terminate the Agreement on [***] written notice to Company if Company and Provider have not executed a signed amendment to the Agreement on or before [***] that provides for (i) a limit on the amount of Provider’s Gross Exposure; and
(ii) an agreed Methodology for Gross Exposure.”
4.Effectiveness of Amendment Date. This Amendment shall become effective upon execution and delivery to Provider of duly executed counterparts hereof by the Provider and Company as of the date of the last signature hereto.
5.Merger and Integration, Superseding Effect. Except as expressly modified under this Amendment, all of the terms and conditions remain in full force and effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto, and supersedes and has merged into it all prior oral and written agreements, on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof and thereof. All references contained in the Agreement shall mean the Agreement as supplemented and amended hereby.
6.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Docusign Envelope ID: 6F0BF196-A564-4E5E-8112-2A410FA8E226
7.Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which counterparts of this Amendment when taken together, shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first written above.

FRONTIER AIRLINES HOLDINGS, INC. By: Its: General Counsel Date: 12/29/2025 | 11:24:32 AM PST	U.S. BANK NATIONAL ASSOCIATION By: Its: Authorized Representative Date: 12/29/2025 | 10:35:58 AM PST
U.S. BANK NATIONAL ASSOCIATION, acting through its Canadian Branch By: Its: Authorized Representative Date: 12/29/2025 | 10:35:58 AM PST
ELAVON CANADA COMPANY By: Its: Authorized Representative Date: 12/29/2025 | 10:35:58 AM PST
ELAVON, INC. By: Its: Authorized Representative Date:12/29/2025 | 10:35:58 AM PST